Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): December 2, 1998



                       AQUAPENN SPRING WATER COMPANY, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



        Pennsylvania                001-0013809                   251541772
        ------------                -----------                   ---------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)


                       AquaPenn Spring Water Company, Inc.
                               One AquaPenn Drive
                                  P.O. Box 938
                          Milesburg, Pennsylvania 16853
               (Address of principal executive offices) (Zip Code)

                                 (814) 355-5556
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

General Explanation

     On November 6, 1998, AquaPenn Spring Water Company, Inc. (the "Company") filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), which relates to the offer (the "Offer") by Zoneo Acquisition Corp. (the "Purchaser"), a Pennsylvania corporation and an indirect subsidiary of Groupe Danone, a French societe anonyme, to purchase all outstanding shares of common stock, no par value (the "Shares"), of the Company at a price of $13.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated November 6, 1998, and in the related Letter of Transmittal.

     The Offer may expire prior to the Company's filing of its Annual Report on Form 10-K for the year ended September 30, 1998. Accordingly, the Company is filing this Current Report on Form 8-K to make available its consolidated financial statements (audited) as of September 30, 1998, 1997 and 1996 before such expiration.


Item 7. Financial Statements and Exhibits.

     Financial Statements

              AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

                                Table of Contents

                           September 30, 1998 and 1997

         Independent Auditors' Report........................................F-1

         Financial Statements:

                  Consolidated Balance Sheets................................F-2

                  Consolidated Statements of Operations......................F-3

                  Consolidated Statements of Stockholders' Equity............F-4

                  Consolidated Statements of Cash Flows......................F-5

         Notes to Consolidated Financial Statements..........................F-7

                          Independent Auditors' Report


To the Board of Directors and Stockholders of AquaPenn Spring Water Company, Inc.:


We have audited the accompanying consolidated balance sheets of AquaPenn Spring Water Company, Inc. and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AquaPenn Spring Water Company, Inc. and subsidiaries as of September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1998, in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

State College, PA
November 23, 1998

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
September 30, 1998 and 1997
-------------------------------------------------------------------------------

Assets                                                                             1998               1997
------                                                                             ----               ----
Current assets:
         Cash and cash equivalents                                            $  3,544,282       $    687,035
         Accounts receivable, net                                               10,482,939          3,604,524
         Inventories                                                             3,270,708          1,533,617
         Prepaid expenses and other current assets                                 597,836            425,279
         Deferred income taxes                                                     641,800            243,400
                                                                              ------------       ------------
Total current assets                                                            18,537,565          6,493,855

Property, plant, and equipment, net                                             42,200,878         20,030,909
Other, principally goodwill                                                      4,797,602             55,421
                                                                              ------------       ------------
Total assets                                                                  $ 65,536,045       $ 26,580,185
                                                                              ============       ============
Liabilities and Stockholders' Equity
------------------------------------
Current liabilities:
         Current portion of notes payable                                     $  1,146,621       $    298,966
         Accounts payable and accrued liabilities                               13,247,426          3,098,571
                                                                              ------------       ------------
Total current liabilities                                                       14,394,047          3,397,537

Notes payable                                                                    1,529,073          4,518,501
Deferred income taxes                                                            1,485,560            599,800
                                                                              ------------       ------------
Total liabilities                                                               17,408,680          8,515,838
                                                                              ------------       ------------
Stockholders' equity:
         Series A, non-voting convertible preferred stock, $1 par value;
              0 and 2,000,000 shares authorized, 0 and 1,713,750 shares
              issued, respectively                                                    --            1,713,750
         Common stock, no par value, 100,000,000 shares authorized;
              7,973,328 and 4,423,712 shares issued, respectively                     --                   --
         Additional paid-in capital                                             41,725,462         12,196,269
         Retained earnings                                                       6,860,682          4,242,456
         Less 0 and 11,250 shares of preferred stock in treasury,
              at cost, respectively                                                   --              (11,250)
         Less 66,478 and 3,004 shares of common stock in treasury,
              at cost, respectively                                               (378,820)            (5,000)
         Less stock subscriptions receivable                                       (79,959)           (71,878)
                                                                              ------------       ------------
Total stockholders' equity                                                      48,127,365         18,064,347
                                                                              ------------       ------------
Total liabilities and stockholders' equity                                    $ 65,536,045       $ 26,580,185
                                                                              ============       ============
See accompanying notes to consolidated financial statements.


AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For the years ended September 30, 1998, 1997 and 1996
-------------------------------------------------------------------------------

                                                    1998               1997              1996
                                                    ----               ----              ----
Revenues:
         Product sales                         $ 58,702,341       $ 37,526,028       $ 27,931,308
         Other                                      790,770            489,287            309,433
                                               ------------       ------------       ------------
Net revenues                                     59,493,111         38,015,315         28,240,741

Cost of goods sold                               44,731,636         28,316,938         21,271,313
                                               ------------       ------------       ------------
Gross profit                                     14,761,475          9,698,377          6,969,428
                                               ------------       ------------       ------------
Selling, advertising, and promotion               7,944,152          3,318,443          2,877,139
General and administrative                        2,788,499          1,808,140          1,436,341
                                               ------------       ------------       ------------
                                                 10,732,651          5,126,583          4,313,480
                                               ------------       ------------       ------------
Income from operations                            4,028,824          4,571,794          2,655,948

Other income (expense):
         Other income                               507,320            328,180            116,484
         Interest expense, net                     (128,356)          (208,467)          (297,204)
                                               ------------       ------------       ------------
                                                    378,964            119,713           (180,720)
                                               ------------       ------------       ------------
Income before income tax expense                  4,407,788          4,691,507          2,475,228

Income tax expense                                1,789,562          1,904,752            990,000
                                               ------------       ------------       ------------
Net income                                     $  2,618,226       $  2,786,755       $  1,485,228
                                               ============       ============       ============
Income per common share:
         Basic                                 $        .37       $        .64       $        .35
         Diluted                               $        .34       $        .47       $        .26
                                               ============       ============       ============
Weighted average shares used in computing
   income per common share:
         Basic                                    7,072,017          4,346,212          4,255,545
         Diluted                                  7,710,813          5,951,844          5,620,740
                                               ============       ============       ============


See accompanying notes to consolidated financial statements.


AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity
For the years ended September 30, 1998, 1997 and 1996
-------------------------------------------------------------------------------



                                                        Series A Convertible       Common
                                                          Preferred Stock           Stock
                                                     ---------------------------------------
                                                                                               Additional      Retained
                                                     Number of                     Number of     Paid-in       Earnings
                                                      Shares       Par Value        Shares       Capital       (Deficit)
------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1995                          1,713,750    $ 1,713,750      4,208,060   $11,186,265   $   (29,527)

Issuance of Common Stock for services
   rendered by the Board of Directors                     --             --           10,814        54,000          --

Issuance of Common Stock
   for private placement                                  --             --           64,886       320,569          --

Interest accrued on subscriptions receivable              --             --             --            --            --
Net income                                                --             --             --            --       1,485,228
------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1996                          1,713,750      1,713,750      4,283,760    11,560,834     1,455,701

Issuance of Common Stock for services
    rendered by the Board of Directors                    --             --           10,814        70,200          --

Issuance of Common Stock for
    Employee Stock Purchase Plan                          --             --          105,256       445,985          --

Issuance of Common Stock for Rabbi Trust                  --             --           23,882       119,250          --

Interest accrued on subscriptions receivable              --             --             --            --            --

Net income                                                --             --             --            --       2,786,755
------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1997                          1,713,750      1,713,750      4,423,712    12,196,269     4,242,456

Issuance of Common Stock for
   purchase of Castle Rock                                --             --          158,900     2,065,717          --


Issuance of Common Stock and 57,076 options
   relating to spring water leases                        --             --            1,802       565,635          --

Issuance of Common Stock for
   conversion of warrants                                 --             --          135,180       675,000          --

Issuance of Common Stock for
   Employee Stock Purchase Plan                           --             --           77,812       427,612          --

Conversion  and cancellation of
   Preferred Stock                                  (1,713,750)    (1,713,750)     1,022,862     1,702,500          --

Issuance of Common Stock for
   offering, net of offering costs                        --             --        2,000,000    23,660,520          --

Issuance of 30,268 options for services rendered
   by non-employee                                        --             --             --          85,994          --

Treasury Stock held for Rabbi Trust                       --             --             --            --            --

Purchase of Treasury Stock                                --             --             --            --            --

Issuance of Common Stock for Option Plan                  --             --          153,060       346,215          --

Issuance of  Common Stock for services
   rendered by the Board of Directors                     --             --             --            --            --

Interest accrued on subscriptions
   receivable                                             --             --             --            --            --

Net income                                                --             --             --            --       2,618,226
------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1998                               --             --        7,973,328   $41,725,462   $ 6,860,682
------------------------------------------------------------------------------------------------------------------------

















                                                   Treasury Stock
                                                 Series A Convertible            Treasury Stock
                                                     Preferred                       Common
                                                --------------------------------------------------
                                                Number of                     Number of                Subscriptions
                                                  Shares        Cost            Shares        Cost       Receivable       Total
-------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1995                       11,250   $    (11,250)         3,004   $     (5,000)  $    (58,069)  $ 12,796,169

Issuance of Common Stock for services
   rendered by the Board of Directors               --             --             --             --             --           54,000

Issuance of Common Stock
   for private placement                            --             --             --             --             --          320,569

Interest accrued on subscriptions receivable        --             --             --             --           (6,545)        (6,545)

Net income                                          --             --             --             --             --        1,485,228
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1996                       11,250        (11,250)         3,004         (5,000)       (64,614)    14,649,421

Issuance of Common Stock for services
    rendered by the Board of Directors              --             --             --             --             --           70,200

Issuance of Common Stock for
   Employee Stock Purchase Plan                     --             --             --             --             --          445,985

Issuance of Common Stock for Rabbi Trust            --             --             --             --             --          119,250

Interest accrued on subscriptions receivable        --             --             --             --           (7,264)        (7,264)

Net income                                          --             --             --             --             --        2,786,755
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1997                       11,250        (11,250)         3,004         (5,000)       (71,878)    18,064,347

Issuance of Common Stock for
   purchase of Castle Rock                          --             --             --             --             --        2,065,717

Issuance of Common Stock and 57,076 options
   relating to spring water leases                  --             --             --             --             --          565,635

Issuance of Common Stock for
   conversion of warrants                           --             --             --             --             --          675,000

Issuance of Common Stock for
   Employee Stock Purchase Plan                     --             --             --             --             --          427,612

Conversion  and cancellation of
   Preferred Stock                               (11,250)        11,250           --             --             --             --

Issuance of Common Stock for
   offering, net of offering costs                  --             --             --             --             --       23,660,520

Issuance of 30,268 options for services
    rendered by non-employee                        --             --             --             --             --           85,994

Treasury Stock held for Rabbi Trust                 --             --           31,383       (166,706)          --         (166,706)

Purchase of Treasury Stock                          --             --           41,550       (266,233)          --         (266,233)

Issuance of Common Stock for Option Plan            --             --             --             --             --          346,215

Issuance of  Common Stock for services
   rendered by the Board of Directors               --             --           (9,459)        59,119           --           59,119

Interest accrued on subscriptions
   receivable                                       --             --             --             --           (8,081)        (8,081)

Net income                                          --             --             --             --             --        2,618,226
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1998                         --     $       --           66,478   $   (378,820)  $    (79,959)  $ 48,127,365
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended September 30, 1998, 1997 and 1996
-------------------------------------------------------------------------------


                                                                  1998               1997              1996
                                                                  ----               ----              ----
Cash flows from operating activities:
     Net income                                              $  2,618,226       $  2,786,755       $  1,485,228
     Adjustments to reconcile net income to net
        cash provided by operating activities:
         Depreciation and amortization                          3,190,328          2,385,212          1,831,626
         Provision for doubtful accounts                             --                 --               25,000
         Provision for deferred income taxes, net                 487,360            146,500            372,000
         Issuance of common stock for services                     59,119             70,200             54,000
         Issuance of options for services rendered
                 by non-employee                                   85,994               --                 --
         Increase in accounts receivable                       (6,331,732)          (809,748)          (663,986)
         (Increase) decrease in inventories                    (1,335,096)          (202,229)           373,407
         Increase in prepaid expenses
              and other current assets                            (63,310)          (146,684)          (141,482)
         Increase in other assets                                 (72,877)           (11,189)            (4,615)
         Increase in accounts payable
              and accrued liabilities                           8,560,961            576,901            232,674
                                                             ------------       ------------       ------------
Net cash provided by operating activities                       7,198,973          4,795,718          3,563,852
                                                             ------------       ------------       ------------
Cash flows from investing activities:
     Purchase of property, plant, and equipment               (22,162,936)        (7,861,192)        (2,949,010)
     Acquisition of Castle Rock Spring Water                   (1,437,402)              --                 --
                                                             ------------       ------------       ------------
Net cash used in investing activities                         (23,600,338)        (7,861,192)        (2,949,010)
                                                             ------------       ------------       ------------
Cash flows from financing activities:
     Proceeds from notes payable                               44,071,658          7,301,460          4,913,536
     Repayments of notes payable                              (49,481,373)        (4,292,457)        (5,935,944)
     Proceeds from exercise of stock options
          and conversion of warrants                            1,021,215               --                 --
     Proceeds from issuance of stock through employee
          stock purchase plan                                     427,612               --                 --
     Proceeds from issuance of common stock                    23,660,520            565,235               --
     Proceeds from private stock offering, net                       --                 --              320,569
     Interest accrued on stock subscriptions receivable            (8,081)            (7,264)            (6,545)
     Repurchase of treasury shares and treasury stock
          held for Rabbi Trust                                   (432,939)              --                 --
                                                             ------------       ------------       ------------
Net cash provided by (used in) financing activities            19,258,612          3,566,974           (708,384)
                                                             ------------       ------------       ------------
Net increase (decrease) in cash and cash equivalents            2,857,247            501,500            (93,542)
Cash and cash equivalents at beginning of year                    687,035            185,535            279,077
                                                             ------------       ------------       ------------
Cash and cash equivalents at end of year                     $  3,544,282       $    687,035       $    185,535
                                                             ============       ============       ============




                                                                     (Continued)
                                      F-5

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES



                                                                  1998             1997             1996
                                                                  ----             ----             ----
Supplemental disclosure of cash flow information:

         Cash paid during the year for interest, net of
              $349,526 in capitalized interest in 1998       $   124,389       $   192,299      $   307,720
         Cash paid during the period for income taxes          1,086,231         1,627,100          174,568
                                                             -----------       -----------      -----------
Supplemental disclosure of non-cash investing
     and financing activities:

         Issuance of common stock and options
              for spring site lease agreements               $   565,635              --               --

         Acquisition of Castle Rock
              Fair value of assets acquired                  $ 8,166,429              --               --
              Liabilities assumed                             (4,663,310)             --               --
              Stock issued                                    (2,065,717)             --               --
                                                             -----------       -----------      -----------
              Cash paid                                      $ 1,437,402       $      --        $      --
                                                             -----------       -----------      -----------




See accompanying notes to consolidated financial statements.

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1998, 1997 and 1996
-------------------------------------------------------------------------------
(1)  Summary of Significant Accounting Policies

     Background of Business

     AquaPenn Spring Water Company, Inc., (the Company) was formed as a Pennsylvania corporation during November 1986. The Company bottles and distributes non-sparkling natural spring water.

     The Company's water products are sold to both regional and national customers under retailers' and other customers' private labels and under its proprietary brand labels.

     Principles of consolidation

     The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories

     Inventories are stated at the lower of cost or market with cost determined using the first-in first-out (FIFO) method.

     Property, Plant, and Equipment

     Property, plant, and equipment are recorded at cost. Depreciation and amortization on property, plant, and equipment are provided utilizing the straight-line method over the estimated useful lives of the related assets.

     Repairs and maintenance are charged to expense and betterments are capitalized; any gain or loss on dispositions is recognized currently.

     Other Assets, Principally Goodwill

     Other assets, including goodwill arising from the excess of the purchase price over the fair value of the net assets acquired with the purchase of Dunsmuir Bottling Company, is being amortized on a straight-line basis over 40 years. Other assets also include the value of common stock and options issued to third parties in connection with real estate transactions relating to the Company's spring water leases. These costs are being amortized over 10 years. Amortization expense during fiscal 1998 associated with goodwill and the spring water leases was $145,731.

     The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (Statement 121) in the beginning of fiscal 1997. There was no impact on the consolidated statement of operations upon the adoption of Statement 121.

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

(1)  Continued

     Under the provisions of this statement, the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

     Accounting Changes

     The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (Statement 130), which is effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for reporting and classifying components of comprehensive income in the financial statements. The FASB also issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (Statement 131), which is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for providing disclosures related to products and services, geographic area, and major customers. In addition, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (Statement 132), which is effective for fiscal years beginning after December 15, 1997. This Statement standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on benefit obligations and plan assets, and suggests combined formats for presentation of pension and other postretirement benefit disclosures. The Company anticipates that adopting these statements in its fiscal year 1999 will increase disclosures only and will have no material effect on the Company's consolidated financial statements.

     The FASB also issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (Statement
     133), which is effective for fiscal years beginning after June 15, 1999. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company anticipates adopting this statement in its fiscal year 2000 and anticipates no material effect on the Company's consolidated financial statements.

     Revenue Recognition

     Revenue is recognized when products are shipped.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

(1)  Continued

     The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Use of Estimates

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the recorded amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Net Income Per Share

     Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (Statement 128), became effective for financial statements issued for periods ending after December 15, 1997. During the first quarter of fiscal 1998, the Company adopted this Statement and has restated prior periods as required. Implementation of Statement 128 did not have a material effect on the Company's consolidated financial statements.

     Statement 128 replaces the previous standards for presentation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share excludes the dilutive impact of common stock equivalents and is computed by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share includes the effect of potential dilution from the exercise of common stock equivalents. In addition, the dilutive effect of common stock equivalents is calculated under the treasury stock method using the average market price for the period.

     A reconciliation of weighted average common shares outstanding to weighted average common shares outstanding assuming dilution is as follows:

                                                      September 30,
                                           ----------------------------------
                                           1998           1997           1996
                                           ----           ----           ----
Weighted average common shares
     outstanding                        7,072,017      4,346,212      4,255,545

Effect of dilutive securities:
     Options                              589,165        512,085        182,669
     Warrants                              49,631         70,685        159,664
     Preferred stock                         --        1,022,862      1,022,862
                                        ---------      ---------      ---------
Average common shares outstanding
     assuming dilution                  7,710,813      5,951,844      5,620,740
                                        =========      =========      =========

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(1)  Continued

     Reclassification

     Certain prior year amounts have been reclassified to conform with current year presentations.

(2)  Related Party Transactions

     The Company entered into the following transactions with related parties:

     The Company sold product to a former corporate investor in the Company at normal sales prices in the amount of approximately $738,000 and $696,000 in fiscal 1997 and 1996, respectively.

     The Company recorded compensation expense to a director of $250,000, $250,000 and $214,981 in fiscal 1998, 1997 and 1996, respectively, for his services as an independent food broker. Accrued commissions to this director at September 30, 1998 and 1997 were $20,833 each year.

     The Company had stock subscriptions receivable from a director of $79,959 and $71,878 at September 30, 1998 and 1997, respectively.

(3)  Accounts Receivable

     Accounts receivable consist of the following:


                                                    September 30,
                                           --------------------------------
                                               1998                1997
                                               ----                ----
Accounts receivable - trade                $10,117,409          $ 3,676,555
Other                                          500,530               27,969
                                           -----------          -----------
                                            10,617,939            3,704,524
Less allowance for doubtful accounts           135,000              100,000
                                           -----------          -----------
                                           $10,482,939          $ 3,604,524
                                           ===========          ===========


                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------


(4)  Inventories



     Inventories consist of the following:

                                    September 30,
                           --------------------------------
                               1998                 1997
                               ----                 ----
Raw materials              $2,613,123            $1,087,507
Finished goods                657,585               446,110
                           ----------            ----------
                           $3,270,708            $1,533,617
                           ==========            ==========



(5)  Property, Plant, and Equipment

     Major classifications of these assets are summarized as follows:



                                                      Estimated
                                                        useful               September 30,
                                                       lives in          ---------------------
                                                         years           1998             1997
                                                      ---------          ----             ----
Land                                                         --      $ 1,590,870      $ 1,190,850
Land improvements                                            20          141,017          154,121
Buildings                                                    30       16,799,460        7,729,748
Machinery and equipment                                    3-20       30,590,256       13,941,998
Transportation equipment                                    3-5          673,486          497,943
Construction in progress                                     --        1,811,767        2,877,630
                                                           ----      -----------      -----------
                                                                      51,606,856       26,392,290

Less accumulated depreciation and amortization                         9,405,978        6,361,381
                                                                     -----------      -----------
                                                                     $42,200,878      $20,030,909
                                                                     ===========      ===========




     Property held for rental is classified as property, plant, and equipment. This property relates to the Company's former manufacturing facility in State College, Pennsylvania which has a net book value of approximately $1,128,000, which is net of approximately $539,000 in accumulated depreciation at September 30, 1998.

     Interest costs for the construction and purchase of certain long-term assets were capitalized and will be amortized over the related assets' estimated useful lives. The Company capitalized interest costs of $349,526, $0 and $0 in fiscal 1998, 1997 and 1996, respectively.

     Total depreciation and amortization expense relating to property, plant, and equipment was $3,044,597, $2,385,212 and $1,831,626 in fiscal 1998,
     1997 and 1996, respectively.

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(6) Notes Payable


                                                                                September 30,
                                                                             ---------------------
                                                                             1998             1997
                                                                             ----             ----
Unsecured note payable to a bank, $10,000,000 revolving credit note, interest at London Interbank Offered Rate (LIBOR)
         plus 1.15% (6.537% at September 30, 1998), requires interest only through February 1999 with principal and interest due
         monthly thereafter with maturity in 2004                          $   22,839      $2,900,000

Mortgage funding payable in monthly installments of principal and interest to the Pennsylvania Industrial
         Development authority at an interest rate of 5%,
         due through May 2011                                               1,610,439       1,700,383

Note payable to a bank, $6,000,000 line of credit at LIBOR
         plus 1.0% (6.344% at September 30, 1998), payable
         on demand and requires a negative pledge of the
         Company's accounts receivable and inventories                             --         200,000

Various installment loan obligations at interest rates between
         9.0% and 11.9%, due through March 2001, payable to
         various companies, and secured by machinery and
         equipment                                                             29,933          15,624

Unsecured note payable to a bank, $6,000,000 line of credit, interest at LIBOR plus .95% (6.337% at September 30,
         1998), and is due February 1999                                    1,012,483           1,460
                                                                           ----------      ----------
                                                                            2,675,694       4,817,467

Less portion due within one year                                            1,146,621         298,966
                                                                           ----------      ----------
                                                                           $1,529,073      $4,518,501
                                                                           ==========      ==========




     During fiscal year 1998, the Company obtained a $10,000,000 revolving credit note with a bank. Interest is calculated at LIBOR plus 1/2% adjusted based on outstanding balance. The balance on the note was $0 as of September 30, 1998.

     During fiscal year 1998, the Company obtained a $6,000,000 revolving credit note with a bank. Interest is calculated at LIBOR plus 1/2% adjusted based on outstanding balance. The balance on the note was $0 as of September 30, 1998.

     Interest expense, net of capitalized interest, was $128,356 in fiscal 1998. Interest expense was $208,467 and $297,204 in fiscal 1997 and 1996, respectively. Interest expense is recorded in other income (expense) in the consolidated statements of operations.

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(6)  Continued


     Based on current payment terms, the required principal reduction of the above debt is as follows:


         Year ending
         September 30,       Amount
         -------------       ------
         1999            $1,146,621
         2000               107,000
         2001               108,000
         2002               109,000
         2003               115,000
         Thereafter       1,090,073
         ----------      ----------
                         $2,675,694
        ===========      ==========




(7)  Accounts Payable and Accrued Liabilities



     Accounts payable and accrued liabilities consist of the following:


                                            September 30,
                                    ---------------------------
                                    1998                   1997
                                    ----                   ----
         Accounts payable       $ 6,238,489            $ 1,021,471
         Accrued expenses         5,019,747                860,825
         Accrued payroll            423,415                142,224
         Income taxes payable     1,084,443                822,322
         Other                      481,332                251,729
                                -----------            -----------
                                $13,247,426            $ 3,098,571
                                ===========            ===========



(8)  Employee Benefit Plan


     Effective March 1, 1994, the Company adopted a deferred 401(k) Salary Savings Plan for the benefit of its employees and their beneficiaries. Generally, any employee who has completed six months of service and is over 21 years of age is eligible to participate in the Plan. Each eligible employee may elect to contribute up to 15% of his or her compensation for services rendered in any year. The Company matches employee contributions in an amount equal to 100% of the first 1%, 75% of the second 1% and 50% of the third 1% of each participant's contributions. The Company contributed approximately $75,000, $52,000 and $24,000 in fiscal 1998, 1997 and 1996, respectively, to this plan.

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(9)  Sales to Major Customers

     During fiscal 1998, sales to two customers accounted for approximately 14% and 12% of net revenues. During fiscal 1997, sales to two customers accounted for approximately 15% and 11% of net revenues. During fiscal 1996, sales to one customer accounted for approximately 23% of net revenues.


(10) Income Taxes


     The provision for income taxes attributable to income from operations consists of the following:


                             1998            1997            1996
                             ----            ----            ----
Currently payable:
         Federal         $1,034,362      $1,452,000      $  483,900
         State              340,100         306,252         134,100
                         ----------      ----------      ----------
                          1,374,462       1,758,252         618,000
                         ----------      ----------      ----------

Deferred (benefit):
         Federal            306,400         108,100         274,600
         State              108,700          38,400          97,400
                         ----------      ----------      ----------
                            415,100         146,500         372,000
                         ----------      ----------      ----------
                         $1,789,562      $1,904,752      $  990,000
                         ==========      ==========      ==========



     Total income tax expense was $1,789,562, $1,904,752 and $990,000 for the years ended September 30, 1998, 1997 and 1996, respectively, and differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to pretax income as a result of the following:





                                                    1998                  1997                1996
                                                    ----                  ----                ----
Computed "expected" tax expense                $ 1,542,726           $ 1,642,027          $   866,330
State income tax, net of federal benefit           291,720               224,024              150,475
Change in valuation allowance                         --                    --                (27,000)
Other, net                                         (44,884)               38,701                  195
                                               -----------           -----------          -----------
                                               $ 1,789,562           $ 1,904,752          $   990,000
                                               ===========           ===========          ===========



                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(9)  Continued

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1998 and 1997 are presented below:


                                                        1998            1997
                                                        ----            ----
Deferred tax assets:
     Accounts receivable, due to allowance
         for doubtful accounts                      $   54,800      $   40,600
     Inventories                                       120,100          70,100
     Deferred compensation                              81,700          62,500
     Net operating loss carry-forwards                  77,200           5,300
     Accruals for financial reporting purposes         425,959         116,277
     Other                                              40,941          15,223
                                                    ----------      ----------
Total gross deferred tax assets                        800,700         310,000

Less valuation allowance                                    --              --
                                                    ----------      ----------
Net deferred tax assets                                800,700         310,000
                                                    ----------      ----------
Deferred tax liabilities:
    Plant and equipment, principally due to
         differences in depreciation                 1,644,460         662,400
    Other                                                   --           4,000
                                                    ----------      ----------
Total gross deferred tax liabilities                 1,644,460         666,400
                                                    ----------      ----------
Net deferred tax liability                          $  843,760      $  356,400
                                                    ==========      ==========


     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the weight of all available evidence, management believes it is more likely than not the Company will realize the benefits of these deductible temporary differences and that a valuation allowance is not necessary at September 30, 1998.

     At September 30, 1998, the Company has a Florida net operating loss carry-forward for state income tax purposes of approximately $1,400,000 which is available, subject to limitation, to offset future Florida taxable income, if any, through the fiscal year ending September 30, 2013.

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------


(10) Commitments


     The Company rents certain land, office equipment and transportation equipment under non-cancelable operating leases. Rent expense for these leases amounted to approximately $271,000, $138,000 and $152,000 for fiscal 1998, 1997 and 1996 respectively. The future minimum annual rent commitments under these leases are approximately as follows:


       Year Ending
       September 30,             Amount
       -------------             ------
       1999                    $389,000
       2000                     180,000
       2001                      89,000
       2002                      90,000
       2003                      78,000
       Thereafter                    --
       ----------              --------
                               $826,000
                               ========

     The Company has made certain commitments for building improvements and equipment. As of September 30, 1998, the open commitments are approximately $3,400,000.

(12) Year 2000

     The Company is currently engaged in the ongoing process of evaluating its information technology infrastructure for year 2000. In addition, the Company expects to correspond in the near future with its principal customers, suppliers, vendors and subcontractors to ascertain their readiness for the year 2000. While the total estimated cost of these efforts is difficult to predict with accuracy, based on a preliminary evaluation, the Company believes that there should not be a material adverse impact on its operating results or financial condition. However, year 2000 issues could have a significant impact on the Company's operations and its financial results if modifications cannot be completed on a timely basis, unforeseen needs or problems arise, or if there are unforeseen compliance problems with the systems operated by others. Upon final completion of the evaluation of its information technology infrastructure for year 2000, the Company will establish a contingency plan detailing how the Company will handle unforeseen or unusual problems.

(13) Stockholders' Equity

     Common Stock

     In January 1998, the Company completed the issuance of an additional 2,000,000 common shares through a public offering, resulting in net proceeds (after deducting issuance costs) of $23,660,520. The

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(13) Continued

     proceeds of the offering were used to repay certain borrowings, to finance certain construction projects and acquire Dunsmuir Bottling Company (see note 15). All share and per share data gives effect to the occurrence of the 0.6008-for-one Board authorized reverse stock split of each outstanding share of common stock of the Company on the date of the public offering.

     In July 1998, the Board of Directors approved a stock repurchase program. Under this program, the Company has the authority to repurchase up to a total of 500,000 shares of the Company's Common Stock as and when determined to be reasonable as business conditions dictate. At September 30, 1998, 41,550 shares had been purchased under this program by the Company.

     Stock Options

     The Company maintains various stock option agreements and plans. Stock options have been granted at prices at or above the fair market value as of the date of grant. Options vest and expire according to terms established at the grant date.

     In fiscal year 1997, the Company adopted the disclosure requirements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement 123). As allowed by Statement 123, the Company has chosen to continue to account for stock based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the grant date over the amount an employee must pay to acquire the stock. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's plans been determined under Statement 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:


                                              September 30,
                                 -----------------------------------------
                                 1998              1997               1996
                                 ----              ----               ----
Net income:
         As reported       $   2,618,000      $   2,787,000      $   1,485,000
         Pro forma         $   2,401,000      $   2,247,000          1,104,000

Net income per share:
     Basic
         As reported       $         .37      $         .64      $         .35
         Pro forma         $         .34      $         .52      $         .26

     Diluted
         As reported       $         .34      $         .47      $         .26
         Pro forma         $         .31      $         .38      $         .20

--------------------------------------------------------------------------------

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(13) Continued

     The 1998 and 1997 pro forma amounts include the effect of the shares issued under the Stock Purchase Plan as if they were accounted for under Statement 123.

     The per share weighted-average fair values of stock options granted during fiscal years 1998 and 1997 were $3.56 and $6.75, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: fiscal year 1998 expected dividend yield 0%, risk-free interest rate of 5.428%, a volatility factor of the expected market price of the Company's common stock of .5226, and a weighted-average expected life of approximately 10 years; fiscal year 1997 expected dividend yield 0%, risk-free interest rate of 5.945%, a volatility factor of the expected market price of the Company's common stock of .4166, and a weighted-average expected life of approximately 10 years.

     The fair value of stock options included in the pro forma amounts for fiscal years 1998 and 1997 is not necessarily indicative of future effects on net income and net income per share.

     A summary of the status of the Company's stock option plans as of September 30, 1998, 1997 and 1996 and changes during the years ended on those dates is presented below:




  Fiscal years ended:          September 30, 1998       September 30, 1997       September 30, 1996
                            ----------------------    ----------------------    ---------------------
                                          Weighted                  Weighted                 Weighted
                                           Average                   Average                 Average
                                          Exercise                  Exercise                 Exercise
                            Shares         Price      Shares          Price     Shares         Price
                            ------        --------    ------        --------    ------       --------
 Outstanding at
  beginning of year        832,108       $    3.87    696,928      $    2.45    570,760      $   1.89
 Granted                   244,520            7.37    135,180          11.17    126,168          4.99
 Exercised                (153,060)           2.26         --             --         --            --
 Cancelled                 (90,120)          12.60         --             --         --            --
                           -------       ---------    -------      ---------    -------      --------
 Outstanding at
  end of year              833,448       $    4.24    832,108      $    3.87    696,928      $   2.45
                           =======       =========    =======      =========    =======      ========
 Options exercisable
  at year-end              833,448       $    4.24    832,108      $    3.87    696,928      $   2.45
                           =======       =========    =======      =========    =======      ========

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(13) Continued

     The following table summarizes information about the Company's stock option plans as of September 30, 1998:



                                                                                 Options Exercisable
                                        Weighted                       ---------------------------------------
                                         Average            Weighted                                  Weighted
   Range of                Number      Remaining             Average               Number              Average
   Exercise           Outstanding    Contractual            Exercise          Outstanding             Exercise
      Price    September 30, 1998           Life               Price   September 30, 1998                Price
-----------    ------------------    -----------            --------   ------------------             --------

$      4.99          17,988            3 years             $    4.99          17,988            $         4.99
      13.00          27,264            5 years                 13.00          27,264                     13.00
  1.66-1.90         435,760            6 years                  1.88         435,760                      1.88
  4.99-9.22         262,316            9 years                  6.93         262,316                      6.93
       5.31          90,120           10 years                  5.31          90,120                      5.31
-----------         -------           --------             ---------         -------            --------------
$1.66-13.00         833,448                                                  833,448
===========         =======                                                  =======




     Series A Non-Voting Convertible Preferred Stock

     During fiscal 1998, all of the Company's series A non-voting convertible preferred stock (the preferred stock) was converted into shares of the Company's common stock. The preferred stock was cancelled upon conversion.

(14) Stock Purchase Plan

     Under the terms of the Company's Stock Purchase Plan, eligible employees may purchase shares of the Company's common stock at 85% of the estimated fair market value at the offering date. At September 30, 1998, there were 37,681 shares set aside for eligible employees under this plan of which 37,681 shares had been subscribed for at $8.50 per share. In addition, 2,224 shares were purchased by employees during the year ended September 30, 1998.

     Payment for the subscribed shares must be made by March 30, 1999.

     Under the terms of the Company's Stock Purchase Plan, a total of 75,588 shares of common stock were issued during fiscal 1998 at $5.41 per share for a total of $408,708. Of this amount, the Company is contingently liable for $371,253 as a result of bank loans guaranteed by the Company.

                                                                     (Continued)

AQUAPENN SPRING WATER COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(15) Acquisition of Dunsmuir Bottling Company, Inc. (Unaudited)

     On October 15, 1997, the Company entered into a merger agreement to purchase all of the stock of Dunsmuir Bottling Company, Inc. ("Dunsmuir", also known as Castle Rock Spring Water). Under terms of this agreement, the Company purchased Dunsmuir for approximately $1,437,000 in cash and approximately $2,066,000 in shares of common stock at $13.00 per share plus the assumption of $4,663,000 in Dunsmuir's liabilities.

     The following unaudited pro forma, condensed, financial information assumes the acquisition occurred at the beginning of fiscal 1997. This financial information does not purport to be indicative of what would have occurred had the acquisition been made at the beginning of fiscal 1997, or of the results which may occur in the future. Pro forma results are not presented for fiscal 1998 as pro forma results are not materially different from actual results presented.





                                                            Pro
                                                           forma
                                                           -----
         Sales                                         $ 45,819,000

         Gross profit                                    11,428,000
         Other costs and expenses                         9,109,000
                                                       ------------
         Net income                                    $  2,319,000
                                                       ============
         Earnings per share:
              Basic                                    $        .51
              Diluted                                  $        .38





(16) Subsequent Event

     On November 2, 1998, the Company entered into an agreement and plan of merger ("the Merger Agreement") with Groupe Danone ("the Parent") and Zoneo Acquisition Corp. ("the Purchaser"), an indirect subsidiary of the Parent. Under terms of the Merger Agreement, the Purchaser has commenced a tender offer to acquire all the issued and outstanding shares of the Company's common stock for $13.00 per share in cash. If the Purchaser does not acquire at least 80% of the then outstanding shares in its tender offer, which is initially scheduled to expire on December 7, 1998, the Merger Agreement and the Merger must be approved by the shareholders of the Company at a special meeting. The Company's Board of Directors has unanimously approved the Merger Agreement.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                               AQUAPENN SPRING WATER COMPANY, INC.






                               By: /s/ Edward J. Lauth, III
                                   --------------------------
December 2, 1998                   Name: Edward J. Lauth, III
                                   Title: President and Chief Executive Officer